EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Performance Incentive Plan of Northstar Neuroscience, Inc. of our report dated March 14, 2008, with respect to the financial statements of Northstar Neuroscience, and the effectiveness of internal control over financial reporting, included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

                            /s/ ERNST & YOUNG LLP

Seattle, Washington

March 14, 2008